Exhibit 99.2

In connection with the Annual Report of Vertel Corporation (the Company) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, T. James Ranney, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ T. JAMES RANNEY
T. James Ranney
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

April 23, 2003